99.3

OAKWOOD ACCEPTANCE CORPORATION, LLC
SERVICER’S ANNUAL COMPLIANCE STATEMENT

OAKWOOD MORTGAGE INVESTORS, INC.
SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
SERIES 2001-E

Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (September 2001 Edition) which is incorporated in the Pooling and Servicing Agreement dated November 2001 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the “Servicer”) and J P Morgan Chase & Co., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period November 1, 2001 through September 30, 2002 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.

By: /s/ Derek M Surette

Name: Derek M Surette

Title: Vice President /Controller

Date: September 30, 2002